                                                                  EXHIBIT 25.1




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2) __

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)


               Massachusetts                                     04-1867445
      (Jurisdiction of incorporation                          (I.R.S. Employe
       or organization if not a U.S.                        Identification No.)
              national bank)

225 Franklin Street, Boston, Massachusetts                          02110
 (Address of principal executive offices)                         (Zip Code)

                              John R. Towers, Esq.
                 Senior Vice President and Corporate Secretary
                              225 Franklin Street
                          Boston, Massachusetts  02110
                              Tel: (617) 654-3253
           (Name, address and telephone number of agent for service)

                              ___________________

                                 ADAPTEC, INC.
              (Exact name of obligor as specified in its charter)

                     CALIFORNIA                        94-274530
            (State or other jurisdiction            (I.R.S. Employer
          of incorporation or organization)       Identification No.)

                           691 S. Milpitas Boulevard
                           Milpitas, California 95035
                                 (408) 945-8600
              (Address of principal executive offices) (Zip Code)
                              ___________________

                 4-3/4% Convertible Subordinated Notes due 2004
                        (Title of Indenture Securities)

                                    General

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                 Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.


         (b)     Whether it is authorized to exercise corporate trust powers.

                 Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

                 The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                 (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16.         List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

                 1. A copy of the articles of association of the trustee as now in effect.

                                  A copy of the Articles of Association of the
                          trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

                 2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                                  A copy of a Statement from the Commissioner
                          of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the

                          Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

                 3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                                  A copy of the authorization of the trustee to
                          exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

                 4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                                  A copy of the by-laws of the trustee, as now
                          in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

                 5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                          Not applicable.

                 6.               The consents of United States institutional
                          trustees required by Section 321(b) of the Act.

                                  The consent of the trustee required by
                          Section 321(b) of the Act is annexed hereto as
                          Exhibit 6 and made a part hereof.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                  A copy of the latest report of condition of
                          the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on this the third day of April 997.



                                        STATE STREET BANK AND TRUST COMPANY



                                        By: ___________________________________
                                              Eric J. Donaghey
                                              Assistant Vice President

                                   EXHIBIT 6


                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed registration by Adaptec, Inc. of its 4 3/4% Convertible Subordinated Notes due 2004, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        STATE STREET BANK AND TRUST COMPANY


                                        By: ___________________________________
                                              Eric J. Donaghey
                                              Assistant Vice President

Dated:    April 3, 1997

                                   EXHIBIT 7

         Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                                                          Thousands of
                                                                                                             Dollars
                                                                                                            ----------
ASSETS

Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin   . . . . . . . . . . . . . . . . . . . . . . .  1,561,409
         Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7,562,240
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,388,513
Federal funds sold and securities purchased
         under agreements to resell in domestic offices
         of the bank and its Edge subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,622,962
Loans and lease financing receivables:
         Loans and leases, net of unearned income . . . . . . . . . . . . .  4,858,187
         Allowance for loan and lease losses  . . . . . . . . . . . . . . .     72,614
Loans and leases, net of unearned income and allowances.  . . . . . . . . . . . . . . . . . . . . . . . . .  4,785,573
Assets held in trading accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    874,700
Premises and fixed assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    383,955
Other real estate owned   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        870
Investments in unconsolidated subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93,621
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . . . . . .     35,022
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    148,190
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    932,673
                                                                                                            ----------

Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31,389,728
                                                                                                            ==========

LIABILITIES

Deposits:
         In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,508,096
                 Noninterest-bearing  . . . . . . . . . . . . . . . . . . .  6,435,131
                 Interest-bearing . . . . . . . . . . . . . . . . . . . . . 11,368,216
         In foreign offices and Edge subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11,395,724
                 Noninterest-bearing  . . . . . . . . . . . . . . . . . . .     27,508
                 Interest-bearing . . . . . . . . . . . . . . . . . . . . . 11,368,216
Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7,518,222
Demand notes issued to the U.S. Treasury and Trading  . . . . . . . . . . . . . . . . . . . . . . . . . . .    733,935
Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    650,578
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . .     35,022
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    770,029
                                                                                                            ----------

Total liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29,611,606
                                                                                                            ----------

EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29,931
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    358,146
Undivided profits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,389,720
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . .        325
                                                                                                            ----------

Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,778,122
                                                                                                            ----------

Total liabilities and equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31,389,728
                                                                                                            ==========

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                             Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                             David A. Spina
                                             Marshall N. Carter
                                             Charles F. Kaye

5. A copy of each indenture referred to in Item 4. if the obligor is in default.

         Not applicable.

6.       The consents of United States institutional trustees required by
         Section 321(b) of the Act.

         The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter of the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 3rd day of April, 1997.

                                        STATE  STREET BANK AND TRUST COMPANY


                                        By:  /s/ Eric J. Donaghey
                                           ------------------------------------
                                             Eric J. Donaghey
                                             Assistant Vice President

                                   EXHIBIT 6


                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed registration by Adaptec, Inc. of its 4-3/4% Convertible Subordinated Notes due 2004, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Eric J. Donaghey
                                           ------------------------------------
                                            Eric J. Donaghey
                                            Assistant Vice President

Dated:    April 3, 1997